Exhibit 10.12

EXECUTION

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 16th day of December, 2013 by and between XG Sciences, Inc. a Michigan corporation (“XGS” or the “Employer” and collectively with any entity that is wholly or partially owned by XGS, the “Company”) located at 3101 Grand Oak Drive, Lansing, MI 48911 and Philip L. Rose, (“Executive”), an individual who resides at 1628 Ashford Oaks Ct., Wildwood, MO 63038.

RECITALS:

WHEREAS, the Company is engaged in the business of researching, developing, manufacturing, and selling graphene nanoplatelets and certain other value-added products that contain graphene nanoplatelets; and

WHEREAS, XGS desires to employ Executive as an officer in the capacity of Chief Executive Officer, and Executive desires to be employed by XGS in such capacity, in accordance with the terms, covenants, and conditions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and Executive agree as follows:

1.            Employment Period. Subject to the terms and conditions set forth herein and unless sooner terminated as hereinafter provided, XGS shall employ Executive as an officer, and Executive agrees to serve as an officer and accepts such employment beginning on January 6, 2014 (the “Effective Date”). This Agreement shall remain in effect until either party delivers a written notice of a termination pursuant to Section 5 hereof. For purposes of this Agreement, the period from the Effective Date until the termination of Executive’s employment shall hereinafter be referred to as the “Term”. Executive’s employment pursuant to this Agreement shall be “at will” as such term is construed under Michigan law.

2.            Title and Duties. During the period from the Effective Date through the Term, XGS shall employ Executive as its Chief Executive Officer (“CEO”), and Executive accepts employment in such capacity. Executive will report to and be subject to the general supervision and direction of the Board of Directors of the Company (“Board”), If requested, Executive will serve in similar capacities for each or any subsidiary of XGS without additional compensation. Executive shall perform such duties as are customarily performed by someone holding the title of CEO in the same or similar businesses or enterprises as that engaged in by the Company and such other duties as the Board may assign from time to time. The Company agrees that it will appoint Executive to its Board of Directors at the first regularly scheduled vote of shareholders after the Effective Date. Executive agrees that upon his termination from the Company, he will be deemed to have automatically resigned from the Board on the same date, unless the Company otherwise agrees in writing.

3.            Compensation and Benefits of Executive. The Company shall compensate Executive for Executive's services rendered under this Agreement as follows:

a.	Base Salary. Unless otherwise adjusted by the Compensation Committee of the Board (the “Compensation Committee”), the Company shall pay Executive an annualized base salary of $275,000 (the “Base Salary”), payable in equal installments at such times as is consistent with normal Company payroll policy.

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b.	Bonus. Executive will be eligible for a performance-based bonus as a participant in the Company's Management Incentive Plan (“MIP”), which shall set annual target incentives for the Executive and other senior ranking employees that are determined by the Compensation Committee. The Company will target an annual bonus of 30% of the Executive’s Base Salary (the “Target Bonus”). Executive understands and acknowledges that he must be an employee of the Company on December 31st of any given fiscal year in order to be eligible to receive all or any portion of a bonus for such fiscal year. Upon meeting the performance thresholds established by the Compensation Committee in the MIP for any such year, the actual bonus payout for such year will be no less than 100% of the Target Bonus. However, the Executive shall be eligible to receive up to 150% of the Target Bonus in the event that the Company’s and/or the Executive’s performance exceeds the thresholds set for the Target Bonus.

c.	Benefits. Subject to the eligibility requirements, and enrollment provisions of the Company’s employee benefit plans, Executive may, to the extent he so chooses, participate in any and all of the Company’s employee benefit plans for qualified members of Executive’s family at the Company’s expense. All Company benefits are identified in the Employee Handbook and are subject to change without notice or explanation. In addition, subject to the eligibility requirements and enrollment provisions of the Company’s executive benefit programs, Executive shall also be eligible to participate in any and all other benefits programs established for officers of the Company.

d.	Stock Options. On the Effective Date, Executive will be granted an option to purchase 220,000 shares of the Company’s common stock (the “Options”) on the terms and conditions listed below. Such Options will have a strike price equal to $12.00 per share which is the fair market value of the common stock as of the date of this Agreement based upon recently completed and currently contemplated capital raising activities with disinterested third parties. The vesting provisions of such Options shall be as outlined below. These Options shall be treated as incentive stock options (ISOs) to the maximum extent permitted under applicable law, and the remainder of the Options, if any, shall be treated as non-qualified stock options. The grant of these Options will be made pursuant to the Company’s stock option plan (the “Plan”) and will be evidenced by a separate “Option Agreement” to be executed by the Company and Executive, which will contain all the terms and conditions of the Options (including, but not limited to, the provisions set forth in this Section 3(d)). So long as Executive remains employed by the Company, such Options will have an eight-year term before expiration. Nothing herein shall preclude XGS from granting Executive additional equity compensation under the Plan or its successor.

1.)          Time-based Options - 160,000 of such Options will be time-based options and will vest according to the following schedule:

40,000	shares will vest on the first anniversary of the Effective Date; and

3,333	shares will vest each month beginning on the 13th monthly anniversary of the Effective Date and continuing on each monthly anniversary thereafter until the 47th monthly anniversary of the Effective Date; and

3,345	will vest on the 48th monthly anniversary of the Effective Date.

2.)          Provisional Time-based Options - 40,000 of such Options, or a pro rata portion thereof, will be time-based and will vest in the event the Company has more than 3,220,000 fully diluted shares, options and warrants outstanding on the earlier of (a) the day before the date on which the Securities and Exchange Commission (“SEC”) declares an S-1 Registration Statement Effective, or (b) December 31, 2014 (such date, the “Trigger Date”).

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In the event that there are more than 3,220,000 fully diluted shares outstanding (inclusive of the Executive’s Options) on the Trigger Date, then a percentage (the “Vesting Percentage” as defined below) of the these provisional time-based options shall vest according to the passage of time. The Vesting Percentage, which shall not be greater than 100%, will be determined by the following formula as of the Trigger Date. The numerator will be the amount of fully-diluted shares in excess of 3,220,000 shares, and the denominator shall be 800,000.

10,000	shares multiplied by the Vesting Percentage will vest on the first anniversary of the Effective Date; and

833	shares multiplied by the Vesting Percentage will vest on the 13th monthly anniversary of the Effective Date and continuing on each monthly anniversary thereafter until the 47th monthly anniversary of the Effective Date; and

845	shares multiplied by the Vesting Percentage will vest on the 48th monthly anniversary of the Effective Date.

3.)          Performance-based Options - 20,000 of such Options will be performance-based options and will vest according to the following schedule. Executive understands and acknowledges that if any of the performance metrics are not met, then such Options shall be forfeited and the Board is under no obligation to replenish such Options.

5,000	shares will vest on the date on which the SEC declares an initial Registration Statement of the Company on Form S-1 as being “Effective”, or such other performance metric as may be established by the Compensation Committee and mutually agreed upon with the Executive; and

5,000	shares will vest on the date on which the Company consummates at least $15 million of aggregate equity financing from parties other than Samsung Venture Investment Company; Aspen Advanced Opportunity Fund, LP; XGS II, LLC or any of the existing shareholders of the Company as of the Effective Date, or such other performance metric as may be established by the Compensation Committee and mutually agreed upon with the Executive; and

5,000	shares will vest on the date on which the Company completes all of the development activities specified in the Joint Development Agreement that the Company contemplates entering into with Samsung SDI if such development activities are completed by December 31, 2015, or such other performance metric as may be established by the Compensation Committee and mutually agreed upon with the Executive; and

5,000	shares will vest if the Company is able to book aggregate GAAP revenue of $12 million from the sale of products between January 1, 2014 and December 31, 2015, or such other performance metric as may be established by the Compensation Committee and mutually agreed upon with the Executive.

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Executive understands that, pursuant to the Plan, upon termination of his employment, he will only have ninety (90) days to exercise any vested portion of the Options. All Options awarded pursuant to this Section 3(d) will contain a provision in the Option Agreement that allows for immediate vesting of any unvested portion of the Options in the event of a change of control of the Company.

e.	Temporary Commuting Allowance. The Company agrees to reimburse Executive for up to $36,000 in the aggregate for commuting and temporary housing expenses incurred prior to the earlier of (i) Executive’s permanent relocation to the greater Lansing, MI area, or (ii) December 31, 2015 (the “Temporary Commuting Allowance”). Expenses reimbursable under the Temporary Commuting Allowance include pre-move travel (between Wildwood, MO and Lansing, MI), related lodging and meal expenses, and other related transition expenses, and will be reimbursed after receipts are submitted for such expenses in accordance with the Company’s policy for expense reimbursement.

f.	Permanent Relocation Expenses. The Company agrees to reimburse Executive for up to $25,000 in the aggregate for any expenses incurred in connection with Executive’s permanent relocation to the greater Lansing, MI area; provided, that such expenses are incurred prior to December 31, 2015 or such other mutually agreed upon date (the “Permanent Relocation Assistance”). Any relocation expenses incurred by Executive after December 31, 2015 will not be reimbursable by the Company unless otherwise mutually agreed upon in writing by the Executive and the Company. The Company will require two (2) quotes from vendors prior to payment for moving expenses. Executive understands and acknowledges that he will forfeit any unused Permanent Relocation Assistance after December 31, 2015.

g.	Personal Time-Off and Holidays. Executive’s personal time-off (“PTO”) and holidays shall be consistent with the standards set forth in the Company’s Employee Handbook, as revised from time to time or as otherwise published by the Company. Notwithstanding the previous sentence, Executive will be eligible for one hundred forty four (144) hours of PTO/year, which will accrue on a pro-rata basis throughout the year, provided, however, that it is the Company’s policy that no more than sixteen hours (16) hours of PTO can be accrued beyond this annual limit for any employee at any time. Thus, when accrued PTO reaches one hundred sixty (160) hours, Executive will cease accruing PTO until accrued PTO is one hundred forty four (144) hours or less, at which point Executive will again accrue PTO until he reaches one hundred sixty (160) hours. In addition to PTO, there are also nine (9) paid national holidays and one (1) “floater” day available to Company employees. Executive agrees to schedule such PTO so that it minimally interferes with the Company’s operations. Executive further understands and acknowledges that pursuant to Company policy, the Company does not pay out unused PTO to employees upon their termination for any or no reason.

h.	Reimbursement of Normal Business Expenses. The Company will reimburse all reasonable business expenses of Executive, including, but not limited to, cell phone expenses and business related travel, meals and entertainment expenses in accordance with the Company’s polices for such reimbursement.

4.          Best Efforts of the Executive and Minimum Time Commitments of Employment. Executive agrees to perform all of the duties pursuant to the express and implicit terms of this Agreement to the reasonable satisfaction of the Employer. Executive further agrees to perform such duties faithfully and to the best of his ability, talent, and experience and, unless otherwise agreed upon with the Company in writing, to render his full working time and attention to the Company.

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5.         Termination. The parties agree that any termination of the Executive under this Agreement will be governed as follows:

a.	By the Company for Cause. The Company shall have the right to terminate this Agreement and to discharge the Executive for Cause (as defined below), at any time during the Term. For the purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment hereunder upon:

(i)            failure to materially perform and discharge the duties and responsibilities of Executive under this Agreement after receiving written notice and allowing Executive ten (10) business days to create a plan to cure such failure(s), such plan being acceptable to the Board of Directors, and a further thirty (30) days to cure such failure(s), if so curable, provided, however, that after one such notice has been given to Executive and the thirty (30) day cure period has lapsed, the Company is no longer required to provide time to cure subsequent failures of the same or substantially similar type having occurred within twelve (12) months of the first instance under this provision, or

(ii)          any breach by Executive of the material provisions of this Agreement; or

(iii)         felony conviction involving the personal dishonesty or moral turpitude of Executive; or a determination by the Board, after consideration of all available information, that Executive has willfully and knowingly violated Company policies or procedures involving discrimination, harassment, or work place violence or any other activities that would potential subject the Company to criminal or civil liabilities; or

(iv)         engagement in illegal drug use or abuse of alcohol or prescription drugs that, in the good faith opinion and sole discretion of the Board, prevents Executive from performing his duties, or

(v)          any misappropriation, embezzlement or conversion of the Company’s opportunities or property by the Executive; or

(vi)         willful misconduct, recklessness or gross negligence by the Executive in respect of the duties or obligations of the Executive under this Agreement and/or the Confidentiality, Non-Solicitation or Non-Competition Agreement.

Any termination for Cause pursuant to this Section shall be given to the Executive in writing and shall set forth in detail all acts or omissions upon which the Company is relying to terminate the Executive for Cause. If an Executive is terminated for Cause, the Executive shall only be entitled to receive his accrued and unpaid Salary, bonus and other benefits pursuant to Section 3(c) through the termination date and the Company shall have no further obligations under this Agreement from and after the date of termination.

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b.	Termination by Company Without Cause. At any time during the Term, the Company shall have the right to terminate this Agreement and to discharge the Executive without Cause effective upon delivery of written notice to the Executive. If the Company terminates the Executive without “Cause” for any or no reason, then the Company agrees that for a period of six (6) months from the date of notice of termination (the “Severance Period”), it will pay as severance (i) the Executive’s Base Salary in accordance with Section 3(a) at such times as the normally recurring payroll payments (“Severance Payments”); and (ii) 100% of the COBRA premiums for the Executive’s and Executive’s family health insurance benefits, as permitted by COBRA and under the policy provisions as they then may apply. The Company also agrees that it will pay to the Executive at the next such time that annual bonuses are paid by the Company to employees generally, the pro rata portion of any bonus that would be due for the year in which the termination occurs up to the date of written notice of termination (such pro rata bonus amounts together with the amount of any payments due after a termination without Cause for COBRA premiums, collectively the “Benefit Consideration”). The pro rata portion of any such bonus that would be due and payable for the year in which termination occurs shall be calculated by annualizing any financial metrics of the Company (e.g., revenue, adjusted EBITDA, or net income) that may be specified as Company performance metrics in the MIP up to the most recent full month prior to the written notice of termination and comparing such annualized figures to the performance thresholds for the Executive outlined in the MIP that was in effect for such year at the time the written notice of termination was delivered to the Executive. Executive understands and acknowledges that he would not have any obligation or authority to represent the Company in any way during the Severance Period.

Executive further agrees that in the event that he obtains employment during the Severance Period, he will promptly notify the Company. Provided that such employment does not violate the terms of the Confidentiality, Non-Solicitation and Non-Competition Agreement, the Severance Payments will continue to be paid. Other than the Severance Payments, and the Benefit Consideration which is conditioned as described above, the Company shall have no further obligation to the Executive after the date of termination.

The Executive acknowledges and agrees that any and all Severance Payments to which he may be entitled under this Section 5(b) following a termination without Cause are conditioned upon and subject to his execution of a general waiver and release, in such reasonable form as counsel for the Company shall determine, of all claims the Executive has or may have against the Company.

c.	By Resignation of the Executive. The Executive may terminate his employment hereunder with or without cause, upon giving sixty (60) days written notice to the Company. Executive’s “Resignation for Cause” shall mean, without Executive’s consent, the occurrence of any of the following circumstances:

(i)	A material diminution of Executive’s Base Salary;
(ii)	A change in Executive’s title or position within XGS or its successor, where such change represents a material diminution of Executive’s level of responsibility, duties or authority; or
(iii)	A material breach by XGS of the terms of this Agreement.

In the event Executive’s Resignation is With Cause, Company shall pay to Executive the Severance Payments as set out in Section 5(b).

The Executive agrees that during such sixty (60) day period no more than one week of unused PTO may be utilized without the Company’s written consent. In the event of such a termination, the Executive shall comply with any reasonable request of the Company to assist in providing for an orderly transition of authority, but such assistance shall not delay the Executive’s termination of employment longer than sixty (60) days beyond the Executive’s original notice of termination. Upon such a Resignation Without Cause, the Executive shall become entitled to any accrued but unpaid salary, and other benefits pursuant to Section 3(c) through the termination date, and the Company shall have no further obligations under this Agreement from and after the date of termination.

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d.	Disability of the Executive. This Agreement may be terminated by the Company upon the Disability of the Executive. “Disability” shall mean any mental or physical illness, condition, disability or incapacity which prevents the Executive from reasonably discharging his duties and responsibilities under this Agreement for a period of ninety (90) days in any one hundred eighty (180) day period. In the event that any disagreement or dispute shall arise between the Company and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a physician licensed under the laws of the State of Michigan, who is agreeable to the Company and the Executive, and such physician shall determine whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of such examination shall be paid solely by the Company. In the event the Company has purchased disability insurance for Executive, the Executive shall be deemed disabled if he is disabled as defined by the terms of the disability policy. In the event Company has purchased a disability policy, Executive shall be entitled to the payments thereunder, subject and pursuant to the Company’s contract with the disability insurance carrier. In addition, on the date that the Executive is deemed to have a Disability, this Agreement will be deemed to have been terminated and the Executive shall be entitled to receive from the Company his accrued and unpaid Base Salary, bonus, and other benefits pursuant to Section 3(c) through the termination date. Other than as set forth in this subsection 5(d), the Company shall have no further obligations under this Agreement from and after the date of termination due to Disability.

e.	Death of the Executive. In the event of the death of Executive, the employment of the Executive by the Company shall automatically terminate on the date of the Executive’s death and the Company shall be obligated to pay Executive’s estate, or if written instructions signed by the Executive have been provided to the Company prior to the Executive’s death which designates his specific next of kin, pay such designated next of kin (i) the Executive’s accrued and unpaid Base Salary, bonus, and other benefits pursuant to Section 3(c) through the termination date and shall pay for Executive’s family health insurance for a period of six (6) months thereafter, subject to and in accordance with the provisions of COBRA. Other than as set forth in this subsection 5(e), the Company shall have no further obligations under this Agreement from and after the date of termination due to the death of the Executive.

6.          Confidentiality, Non-Compete & Non-Solicitation Agreement. Executive agrees to the terms of the Confidentiality, Non-Solicitation and Non-Compete Agreement attached hereto as Addendum A (the “Confidentiality Agreement”) and has signed that Agreement. Such Confidentiality Agreement is hereby incorporated into and made a part of this Agreement.

7.          Importance of Certain Clauses. Executive and Employer agree that the covenants contained in the Confidentiality Agreement are material terms of this Agreement and all parties understand the importance of such provisions to the ongoing business of the Employer. As such, because the Employer’s continued business and viability depend on the protection of Confidential Information (as such term is defined in the Confidentiality Agreement), non-solicitation and non-competition, as well as the other provisions in the Confidentiality Agreement, these clauses are interpreted by the parties to have applicability as may be allowed by law and Executive understands and acknowledges his understanding of same.

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8.          Consideration. Executive acknowledges and agrees that the provision of employment under this Agreement with the compensation and benefits specified in Section 3 hereof and the execution by the Employer of this Agreement constitute full, adequate and sufficient consideration to Executive for the Executive’s duties, obligations and covenants under this Agreement and under the Confidentiality Agreement incorporated into this Agreement.

9.         Acknowledgement of Post Termination Obligations. Upon the effective date of termination of Executive’s employment (unless due to Executive’s death), if requested by the Employer, Executive shall participate in an exit interview with the Employer and certify in writing that Executive has complied with his contractual obligations and intends to comply with his continuing obligations under this Agreement, including, but not limited to, the terms of the Confidentiality Agreement. To the extent it is known or applicable at the time of such exit interview, Executive shall also provide the Employer with information concerning Executive’s subsequent employer and the capacity in which Executive will be employed. Executive’s failure to comply with this provision shall be a material breach of this Agreement, for which the Employer, in addition to any other civil remedy, may in its sole discretion, s, (i) subject to then-current and applicable law, discontinue any Benefit Consideration to which the Executive may otherwise be entitled, or (ii) seek equitable relief, without the necessity of posting bond.

10.        Withholding. All payments made to Executive shall be made net of any applicable withholding for income taxes and Executive’s share of FICA, FUTA or other employment taxes. The Company shall withhold such amounts from such payments to the extent required by applicable law and remit such amounts to the applicable governmental authorities in accordance with applicable law.

11.        Representations of Executive. Executive represents and warrants to Company that to the best of Executive’s knowledge and judgment (a) nothing in his past legal and/or work and/or personal experiences, which if became broadly known in the marketplace, would impair his ability to serve as the Chief Executive Officer of a publicly-traded company or materially damage his credibility with public shareholders; (b) there are no restrictions, agreements, or understandings whatsoever to which he is a party which would prevent or make unlawful his execution of this Agreement or employment hereunder, (c) Executive’s execution of this Agreement and employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound, (d) Executive is free and able to execute this Agreement and to continue employment with Company, and (e) Executive has not used and will not use confidential information or trade secrets belonging to any prior employers to perform services for the Company.

12.        Effect of Partial Invalidity. The invalidity of any portion of this Agreement shall not affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall remain in full force and effect.

13.        Entire Agreement. This Agreement, together with the other documents referenced herein, reflects the complete agreement between the parties regarding the subject matter identified herein and shall supersede all other previous agreements, either oral or written, between the parties. The parties stipulate that neither of them, nor any person acting on their behalf has made any representations except as are specifically set forth in this Agreement and each of the parties acknowledges that it or he has not relied upon any representation of any third party in executing this Agreement, but rather have relied exclusively on it or his own judgment in entering into this Agreement.

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14.         Assignment. Employer may assign its interest, obligations, and rights under this Agreement at its sole discretion and without approval of Executive to a successor in interest by the Employer’s merger, consolidation or other form of business combination with or into a third party where the Employer’s stockholders before such event do not control a majority of the resulting business entity after such event. All rights and entitlements arising from this Agreement, including but not limited to those protective covenants and prohibitions set forth in the Confidentiality, Non-Solicitation and Non-Compete Agreement attached as Addendum A and incorporated into this Agreement shall inure to the benefit of any purchaser, assignor or transferee of this Agreement and shall continue to be enforceable to the extent allowable under applicable law. Neither this Agreement, nor the employment status conferred with its execution is assignable or subject to transfer in any manner by Executive.

15.         Notices. All notices, requests, demands, and other communications shall be in writing and shall be given by registered or certified mail, postage prepaid, a) if to the Employer, at the Employer’s then current headquarters location, and b) if to Executive, at the most recent address on file with the Company for Executive or to such subsequent addresses as either party shall so designate in writing to the other party.

16.          Remedies. If any action at law, equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party may, if the court or arbitrator hearing the dispute, so determines, have its reasonable attorneys’ fees and costs of enforcement recouped from the non-prevailing party.

17.          Amendment/Waiver. No waiver, modification, amendment or change of any term of this Agreement shall be effective unless it is in a written agreement signed by both parties. No waiver by the Employer of any breach or threatened breach of this Agreement shall be construed as a waiver of any subsequent breach unless it so provides by its terms.

18.         Governing Law, Venue and Jurisdiction. This Agreement and all transactions contemplated by this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Michigan without regard to any conflicts of laws, statutes, rules, regulations or ordinances. Executive consents to personal jurisdiction and venue in the Circuit Court in and for Ingham County, Michigan regarding any action arising under the terms of this Agreement and any and all other disputes between Executive and Employer.

19.         Arbitration. Any and all controversies and disputes between Executive and Employer arising from this Agreement or regarding any other matter whatsoever shall be submitted to arbitration before a single unbiased arbitrator skilled in arbitrating such disputes under the American Arbitration Association, utilizing its employment rules. The process for selecting a single unbiased arbitrator shall be decided between Employer and Executive. Any arbitration action brought pursuant to this section shall be heard in Lansing, Michigan. The Circuit Court in and for Lansing, Michigan shall have concurrent jurisdiction with any arbitration panel for the purpose of entering temporary and permanent injunctive relief, but only with respect to any alleged breach of the Confidentiality, Non-Solicitation and Non-Compete Agreement

20.         Headings. The titles to the sections of this Agreement are solely for the convenience of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

21.         Miscellaneous Terms. The parties to this Agreement declare and represent that:

a.	They have read and understand this Agreement;

b.	They have been given the opportunity to consult with an attorney if they so desire;

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c.	They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion; and

d.	They have retained signed copies of this Agreement for their records.

22.         Counterparts. This Agreement may be executed in counterparts and by facsimile, or by pdf, each of which shall be deemed an original for all intents and purposes.

Signatures appear on the following page.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

XG SCIENCES, INC., a Michigan Corporation

By:	/s/ Iris K. Linder
Name:	Iris K. Linder
Title:	Chairperson, Compensation Committee

EXECUTIVE:

/s/ Philip L. Rose
Philip L. Rose, Ph.D.

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Addendum A

CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETE AGREEMENT

This Confidentiality, Non-Solicitation and Non-Compete Agreement (the “Agreement”) dated this 16th day of December, 2013 is entered into by and between Philip L. Rose, (“Employee”) and XG Sciences, Inc., a Michigan corporation (“Employer” and collectively with any entity that is wholly or partially owned by the Employer or otherwise affiliated with the Employer, the “Company”). Hereinafter, each of the Employee or the Company may be referred to as a “Party” and together be referred to as the “Parties”.

RECITALS:

WHEREAS, the Parties have entered into that certain Employment Agreement, of even date herewith, that creates an employment relationship between the Employer and Employee (the “Employment Agreement”); and

WHEREAS, pursuant to the Employment Agreement, the Employee agreed to enter into the Company’s Confidentiality, Non-Solicitation and Non-Compete Agreement; and

WHEREAS, the Company desires to protect and preserve its Confidential Information and its legitimate business interests by having the Employee enter into this Agreement as part of the Employment Agreement; and

WHEREAS, the Employee desires to establish and maintain an employment relationship with the Company and as part of such employment relationship desires to enter into this Agreement with the Company; and

WHEREAS, the Employee acknowledges that the terms of the Employment Agreement including, but not limited to the Company’s commitments to the Employee with respect to base salary, fringe benefits and stock options are sufficient consideration to the Employee for the entry into this Agreement.

WHEREAS, the Employee acknowledges that substantial cost and expense has been or will be incurred by the Company in connection with the Employee’s employment by the Company, and Employee’s employment will require the disclosure of certain Company confidential and proprietary information, trade secrets and customer and supplier relationships.

WHEREAS, the Employee has been employed in the advanced and electronic materials field for 24 years and has extensive knowledge of advanced and electronic materials, which the Company believes will be of benefit in the continuing development of the Company’s business.

WHEREAS, the Company has been involved in research, development, manufacture and sale of graphene nanoplatelets as evidenced, in part, by its website and numerous published scientific papers on the subject of graphene nanoplatelets.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

EMPLOYEE’S INITIALS
/s/ Philip Rose

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1.          Term.   Employee agree(s) that the term of this Agreement is effective upon the Employee’s first day of employment with the Company and shall survive and continue to be in force and effect for four (4) years following the termination of any employment relationship between the Parties (“Term”), whether termination is by the Company with or without cause, or for any or no reason whatsoever, or by the Employee unless an exception is specifically provided in certain situations in any such Restrictive Covenants.

2.          Definitions.

a.           The term “Confidential Information” as used herein shall include information, including a formula, pattern, compilation, program, device, method, technique or process, or business practices that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information also includes, but is not limited to, files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information, Customer lists and names and other information, Customer contracts, other corporate contracts, computer programs, proprietary manufacturing practices and technical information, strategies, sales, promotional or marketing plans or strategies, programs, techniques, practices, any expansion plans (including existing and entry into new geographic and/or product markets), pricing information, product or service offering specifications or plans thereof, business plans, financial information and other financial plans, data pertaining to the Company’s operating performance, employee lists, salary information, all information the Company receives from customers or other third parties that is not generally known to the public or is subject to a confidentiality agreement, training manuals, and other materials and business information of a similar nature, including information about the Company itself or any affiliated entity, which Employee acknowledges and agrees has been compiled by the Company's expenditure of a great amount of time, money and effort, and that contains detailed information that could not be created independently from public sources. Further, all data, spreadsheets, reports, records, know-how, verbal communication, proprietary and technical information and/or other confidential materials of similar kind transmitted by the Company to Employee or developed by the Employee on behalf of the Company as Work Product (as defined in Paragraph 7) are expressly included within the definition of “Confidential Information.” The Parties further agree that the fact the Company may be seeking to complete a business transaction is “Confidential Information” within the meaning of this Agreement, as well as all notes, analysis, Work Product or other material derived from Confidential Information. Nevertheless, Confidential Information shall not include any information of any kind which (1) is in the possession of the Employee prior to the date of this Agreement, as shown by the Employee’s files and records, or (2) prior or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any violation of this Agreement, any violation of any similar agreement with any other party or inaction or action of the receiving party, or (3) is rightfully received from a third party without any obligation of confidentiality; or (4) independently developed after termination without reference to the Confidential Information or materials based thereon; or (5) is disclosed pursuant to the order or requirement of a court, administrative agency, or other government body; or (6) is approved for release by the non-disclosing party. It is the intent of the definition to include confidential information related to the research, development, manufacture and sale of graphene nanoplatelets which is not generally known to the public and to exclude information with Employee otherwise has developed or obtained through his education, experience, and work in the field of advanced and electronic materials.

b.           The term “Customer” shall mean any person or entity which has purchased or ordered goods, products or services from the Company and/or entered into any contract for products or services with the Company within the two (2) years immediately preceding the termination of the Employee’s employment with the Company.

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c.           The term “Prospective Customer” shall mean any person or entity which has evidenced an intention to order products or services with the Company within one year immediately preceding the termination of the Employee’s employment with the Company.

d.           The term “Restricted Area” shall include any geographical location anywhere in the United States as well as those countries listed on Exhibit A attached hereto. If the Restricted Area specified in this Agreement should be judged unreasonable in any proceeding, then the Restricted Area shall be reduced so that the restrictions may be enforced as is judged to be reasonable.

e.           The phrase “directly or indirectly” shall include the Employee either on his/her own account, or as a partner, owner, promoter, joint venturer, employee, agent, consultant, advisor, manager, executive, independent contractor, officer, director, or a stockholder of 5% or more of the voting shares of an entity in the Business of Company.

f.            The term “Business” shall mean the business of researching, developing, manufacturing, or selling graphene nanoplatelets and value-added products developed, manufactured or sold by the Company which contain graphene nanoplatelets.

3.          Duty of Confidentiality.

a.           All Confidential Information is considered highly sensitive and strictly confidential. The Employee agrees that at all times during the Term of this Agreement and after the termination of employment with the Company for as long as such information remains non-public information, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all Confidential Information, whether written or oral, tangible or intangible, concerning the Company and its business and operations unless such disclosure is accompanied by a non-disclosure agreement executed by the Company with the party to whom such Confidential Information is provided, (ii) use the Confidential Information solely in connection with his or her employment with the Company and for no other purpose, (iii) take all reasonable precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company, (iv) observe all security policies implemented by the Company from time to time with respect to the Confidential Information, and (v) not use or disclose, directly or indirectly, as an individual or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for the benefit of himself or herself or any other person, partnership, firm, corporation, association or other legal entity, any Confidential Information, unless expressly permitted by this Agreement. Employee agrees that protection of the Company’s Confidential Information constitutes a legitimate business interest justifying the restrictive covenants contained herein. Employee further agrees that the restrictive covenants contained herein are reasonably necessary to protect the Company’s legitimate business interest in preserving its Confidential Information

b.           In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, such disclosure shall be limited to the narrowest disclosure, as practically as possible, so required and, except to the extent prohibited by law, Employee shall give the Company at least two (2) weeks’ notice, if practicable, of the basis for any such compelled disclosure of Confidential Information and shall reasonably cooperate with the Company in limiting disclosure and obtaining suitable confidentiality protections.

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c.           Employee acknowledge(s) that this "Confidential Information" is of value to the Company by providing it with a competitive advantage over their competitors, is not generally known to competitors of the Company, and is not intended by the Company for general dissemination. Employee acknowledges that this "Confidential Information" derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of reasonable efforts to maintain its secrecy. Therefore, the Parties agree that all "Confidential Information" under this Agreement constitutes “Trade Secrets” under Section 445.1902 of the Michigan Statutes.

4.          Limited Right of Disclosure. Except as otherwise permitted by this Agreement, Employee shall limit disclosure of pertinent Confidential Information to Employee’s attorney, if any (“Representative(s)"). for the sole purpose of evaluating Employee’s relationship with the Company. Paragraph 3 of this Agreement shall bind all such Representative(s).

5.          Return of Company Property and Confidential Materials. All tangible property, including cell phones, laptop computers and other Company purchased property, as well as all Confidential Information, Customer and Prospective Customer information and property, provided to Employee is the exclusive property of the Company and must be returned to the Company in accordance with the instructions of the Company either upon termination of the Employee’s employment or at such other time as is requested by the Company. Employee agree(s) that upon termination of employment for any or no reason whatsoever Employee shall return all copies, in whatever form or media, including hard copies and electronic copies, of Confidential Information to the Company, and Employee shall delete any copy of the Confidential Information on any computer file or database maintained by Employee and shall certify in writing that he/she has done so. In addition to returning all Confidential Information to the Company as described above, Employee will destroy any analysis, notes, work product or other materials relating to or derived from the Confidential Information.

6.          Agreement Not To Circumvent. Employee agrees not to pursue any transaction or business relationship that is directly competitive to the Business of the Company that makes use of any Confidential Information during the Term of this Agreement, other than through the Company or on behalf of the Company. It is further understood and agreed that, after the Employee’s employment with the Company has been terminated, the Employee will direct all communications and requests from any third parties regarding Confidential Information or Business opportunities which use Confidential Information through the Company’s then chief executive officer or president. Employee acknowledges that any violation of this covenant may subject Employee to the remedies identified in Paragraph 9 in addition to any other available remedies.

7.          Title to Work Product. Employee agrees that all work products (including strategies, manufacturing processes, products and planned products for competing in the graphene industry, technical materials and diagrams, computer programs, financial plans and other written materials, websites, presentation materials, course materials, advertising campaigns, slogans, videos, pictures and other materials) created or developed by the Employee for the Company during the term of the Employee’s employment with the Company or any successor to the Company until the date of termination of the Employee (collectively, the “Work Product”), shall be considered a work made for hire and that the Company shall be the sole owner of all rights, including copyright, in and to the Work Product.

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If the Work Product, or any part thereof, does not qualify as a work made for hire, the Employee agrees to assign, and hereby assigns, to the Company for the full term of the copyright and all extensions thereof all of its right, title and interest in and to the Work Product. All discoveries, inventions, innovations, works of authorship, computer programs, improvements and ideas, whether or not patentable or copyrightable or otherwise protectable, conceived, completed, reduced to practice or otherwise produced by the Employee in the course of his or her services to the Company in connection with or in any way relating to the Business of the Company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company unless assigned by the Company to another entity.

Employee hereby assigns to the Company all right, title and interest in all of the discoveries, inventions, innovations, works of authorship, computer programs, improvements, ideas and other work product; all copyrights, trade secrets, and trademarks in the same; and all patent applications filed and patents granted worldwide on any of the same for any work previously completed on behalf of the Company or work performed under the terms of this Agreement or the Employment Agreement. Employee, if and whenever required to do so (whether during or after the termination of his or her employment), shall at the expense of the Company apply or join in applying for copyrights, patents or trademarks or other equivalent protection in the United States or in other parts of the world for any such discovery, invention, innovation, work of authorship, computer program, improvement, and idea as aforesaid and execute, deliver and perform all instruments and things necessary for vesting such patents, trademarks, copyrights or equivalent protections when obtained and all right, title and interest to and in the same in the Company absolutely and as sole beneficial owner, unless assigned by the Company to another entity. Notwithstanding the foregoing, work product conceived by the Employee, which is not related to the Business of the Company, will remain the property of the Employee.

8.          Restrictive Covenant. The Company and its affiliated entities are engaged in the Business of researching, developing, manufacturing, and selling graphene nanoplatelets and value-added products which contain graphene nanoplatelets. The covenants contained in this Paragraph 8 (the “Restrictive Covenants”) are given and made by Employee to induce the Company to employ Employee under the terms of the Employment Agreement, and Employee acknowledges sufficiency of consideration for these Restrictive Covenants. Employee expressly covenants and agrees that, during his or her employment and for a period of two (2) years following termination of such employment (such period of time is hereinafter referred to as the "Restrictive Period"), he/she will abide by the following restrictive covenants unless an exception is specifically provided, in writing signed by Company, in certain situations in such Restrictive Covenants.

a.     Non-Solicitation. Employee agrees and acknowledges that, during the Restrictive Period, he/she will not, directly or indirectly, in one or a series of transactions, as an individual or as a partner, joint venturer, employee, agent, salesperson, contractor, officer, director or otherwise, for the benefit of himself or herself or any other person, partnership, firm, corporation, association or other legal entity:

(i)          solicit or induce, or attempt to solicit or induce, any Customer or Prospective Customer of the Company to patronize or do business with any other company (or business) that is in the Business conducted by the Company in the Restricted Area; or

(ii)         request or advise any Customer, supplier or vendor, or any Prospective Customer, prospective supplier or prospective vendor, of the Company, who was a Customer, Prospective Customer, supplier, prospective supplier, vendor or prospective vendor within one (1) year immediately preceding the termination of the Employee’s employment with the Company, to withdraw, curtail, cancel or refrain from doing business with the Company in any capacity; or

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(iii)        manage, operate, be connected with, employed by, or on behalf of, in any manner, any Customer, or Prospective Customer, of the Company in any capacity related to the Business, either myself or on behalf of any other entity that may employ, engage or associate with me in any fashion.

(iv)        sell goods related to the Business to, or perform services related to the Business for, or on behalf of, in any manner, any Customer, or Prospective Customer, of the Company either myself or on behalf of any other entity that may employ, engage or associate with me in any fashion.

(v)         recruit, solicit or otherwise induce any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, Customer, agent, representative or any other person which has a business relationship with the Company or any affiliated entity to discontinue, reduce or detrimentally modify such employment, agency or business relationship with the Company; or

(vi)        employ or solicit, or attempt to employ or solicit, for employment any person or agent who is then (or was at any time within twelve (12) months prior to the date Employee or any entity related to Employee seeks to employ such person) employed or retained by the Company. Notwithstanding the forgoing, to the extent the Employee works for a firm or corporation after his or her termination from the Company and he or she does not have any personal knowledge and/or control over the solicitation of or the employment of a Company employee or agent, then this provision shall not be enforceable as it relates to that employee.

(vii)       This provision is not intended to prohibit Employee from returning to employment in the field of advanced and electronic materials, in which he has been involved for the past 24 years. It is intended to prohibit Employee from soliciting and working with Customers and Prospective Customers in areas relating to the Business as set forth herein.

b.     Non-Competition. Employee agrees and acknowledges that, during the Restrictive Period, he or she will not, directly or indirectly, for himself, or on behalf of others, as an individual on Employee's own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for him/herself or any other person, partnership, firm, corporation, association or other legal entity, enter into, engage in, accept employment from, or provide any services to, or for, any business that is in the Business of the Company, or engage in any activity that is competitive with the Company, in the Restricted Area. The parties agree that this non-competition provision is intended to cover situations where a future business opportunity in which the Employee is engaged or a future employer of the Employee is selling the same or similar products and services in a Business which may compete with the Company’s products and services to Customers and Prospective Customers of the Company in the Restricted Area. This provision shall not cover future business opportunities or employers of the Employee that sell different types of products or services in the Restricted Area so long as such future business opportunities or employers are not in the Business of the Company or if the Employee is not involved in the activities of the future employer or related to the Business of the Company. This provision is not intended to prohibit Employee from returning to employment in the field of advanced and electronic materials, in which he has been involved for the past 24 years. It is intended to prohibit Employee from accepting employment in a business that directly competes with Business of the Company.

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9.          Acknowledgements of Employee.

a.    The Employee understands and acknowledges that any violation of this Agreement shall constitute a material breach of this Agreement and the Employment Agreement, and it may cause irreparable harm and possible loss to the Company for which monetary damages may be an insufficient remedy. Therefore, the Parties agree that in addition to any other remedies available, the Company will be entitled to the relief identified in Paragraph 10 below.

b.    The Restrictive Covenants shall be construed as agreements independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against the Company shall not constitute a defense to the enforcement of these Restrictive Covenants.

c.    Employee agrees that the Restrictive Covenants are reasonably necessary to protect the legitimate business interests of the Company.

d.    Employee agrees that this Agreement may be enforced by the Company’s successor in interest by way of merger, business combination or consolidation where a majority of the surviving entity is not owned by Company’s shareholders who owned a majority of the Company’s voting shares prior to such transaction and Employee acknowledges and agrees that successors are intended beneficiaries of this Agreement.

e.    Employee agrees that if any portion of the Restrictive Covenants is held by a court of competent jurisdiction to be unreasonable, arbitrary or against public policy for any reason, such shall be modified accordingly as to time, geographic area and line of business so as to be enforceable to the fullest extent possible as to time, area and line of business.

f.    Employee acknowledges that any violations of the Agreement will be a material breach of this Agreement and may subject the Employee, and/or any individual(s), partnership, corporation, joint venture or other type of business with whom the Employee is then affiliated or employed, to monetary and other damages.

g.    Employee agrees that any failure of the Company to enforce the Restrictive Covenants against any other employee, for any reason, shall not constitute a defense to enforcement of the Restrictive Covenants against the Employee.

10.         Specific Performance; Injunction. The Parties agree and acknowledge that the restrictions contained in Paragraphs 1-8 are reasonable in scope and duration and are necessary to protect the Company. If any provision of Paragraphs 1-8 as applied to any party or to any circumstance is judged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

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Any unauthorized use or disclosure of Confidential Information in violation of Paragraphs 2-7 above or violation of the Restrictive Covenant in Paragraph 8 shall constitute a material breach of this Agreement and may cause irreparable harm and potential loss to the Company for which monetary damages may be an insufficient remedy. Therefore, in addition to any other remedy available, the Company will be entitled to all available civil remedies, including:

a.    Temporary and permanent injunctive relief, without the necessity of posting a bond, restraining Employee or Representatives and any other person, partnership, firm, corporation, association or other legal entity acting in concert with Employee from any actual or threatened unauthorized disclosure or use of Confidential Information, in whole or in part, or from rendering any service to any other person, partnership, firm, corporation, association or other legal entity to whom such Confidential Information in whole or in part, has been disclosed or used or is threatened to be disclosed or used; and

b.    Temporary and permanent injunctive relief, without the necessity of posting a bond, restraining the Employee from violating, directly or indirectly, the restrictions of the Restrictive Covenant in any capacity identified in Paragraph 8, supra, and restricting third parties from aiding and abetting any violations of the Restrictive Covenant; and

c.    Compensatory damages, including actual loss from misappropriation and unjust enrichment, and any and all legal fees, including without limitation, all attorneys’ fees, court costs, and any other related fees and/or costs incurred by the Company in enforcing this Agreement.

Notwithstanding the forgoing, the Company acknowledges and agrees that the Employee will not be liable for the payment of any damages or fees owed to the Company through the operation of Paragraph 10c above, unless and until a court of competent jurisdiction has determined that the Company or any successor is entitled to such recovery.

Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other legal or equitable remedies available to it for actual or threatened breach of the provisions of Paragraphs 1 – 8 of this Agreement, and the existence of any claim or cause of action by Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the provisions of this Agreement. The Company and its affiliates have fully performed all obligations entitling it to the covenants of Paragraphs 1 – 8 of this Agreement and therefore such prohibitions are not executory or otherwise subject to rejection under the bankruptcy code.

11.         Duty to Disclose Agreement and to Report New Employer. Employee acknowledges that the Company has a legitimate business purpose in the protection of its Confidential Information. Employee also recognizes and agrees that the Company has the right to such information as is reasonably necessary to inform the Company whether the terms of this Agreement are being complied with. Accordingly, Employee agrees that Employee will promptly notify any new employer of his/her obligations contained here. Employee also will provide the Company with the identity of his/her new employer(s) and a description of the services being provided by him/her in sufficient detail to allow the Company to reasonably determine whether such activities fall within the scope of activities prohibited by the provisions of this Agreement

12.         Representations as to Prior or Other Agreements. Employee represents and warrants that he/she is able to perform the contemplated duties of employment without being in breach of confidentiality agreements or disclosing proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to the Company. Employee further represents and warrants that he/she is not prohibited from entering into this Agreement or performing services under it by any non-competition, non-solicitation, anti-piracy agreement, relationship agreement, or any other restrictions. Employee agrees to indemnify and hold the Company harmless from all claims or causes of action by any person or entity against the Company arising out of any alleged breach by Employee of any such agreement or any other restrictions inconsistent with the foregoing representations.

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13.         Company Use of Employee Name, Image and Voice. The Company may use and publish Employee’s name and picture, including audio or video tape recordings, for purposes relating to its business without a specific release from Employee.

14.         Termination. Employee agrees to bring any claims that he/she may have against the Company within one hundred eighty (180) days of the day that Employee knew, or should have known, of the facts giving rise to the cause of action and waives any longer, but not shorter, statutory or other limitations periods. This includes, but is not limited to, the initial filing of a charge with the Equal Employment Opportunity Commission and/or state equivalent civil rights agency. However, Employee understands that he/she will thereafter have the right to pursue any claim in the manner prescribed in any right to sue letter that is issued by an agency.

15.         Nondisparagement. Employee shall not make any disparaging or defamatory comments about the Company, whether true or not, except to comply with any summons, court order or subpoena. Company shall not make any disparaging or defamatory comments about the Company, whether true or not, except to comply with any summons, court order or subpoena.

16.         Waiver of Jury Trial. THE COMPANY AND EMPLOYEE EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER OR RELATED IN ANY FASHION TO EMPLOYEE’S EMPLOYMENT WITH COMPANY.

17.         Governing Law, Venue and Personal Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of state of Michigan without regard to any statutory or common-law provision pertaining to conflicts of laws. The parties agree that courts of competent jurisdiction in Ingham County, Michigan and the United States District Court for the Western District of Michigan shall have concurrent jurisdiction for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising out of any breach or alleged breach of this Agreement. Employee waives personal service of any and all process upon Employee and consents that all such service of process may be made by certified or registered mail directed to Employee at the address stated in the signature section of this Agreement, with service so made deemed to be completed upon actual receipt thereof. Employee waives any objection to jurisdiction and venue of any action instituted against Employee as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. Employee further agrees that any action arising out of this Agreement or the relationship between the parties established herein shall be brought only in courts of competent jurisdiction in Ingham County, Michigan or the United States District Court for the Western District of Michigan.

18.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and may not be assigned by Employee. This Agreement shall inure to the benefit of Company’s successors.

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19.         Entire Agreement. This Agreement is the entire agreement of the Parties with regard to the matters addressed herein, and supersedes all prior negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the signatories in connection with the subject matter of this Agreement, except however, that this Agreement shall be read in pari materia with the Employment Agreement executed by Employee. This Agreement may be modified only by written instrument signed by the Company and Employee.

20.         Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal were unenforceable provision had not been contained herein.

21.         Waiver. The waiver by the Company of a breach or threatened breach of this Agreement by Employee cannot be construed as a waiver of any subsequent breach by Employee unless such waiver so provides by its terms. The refusal or failure of the Company to enforce any specific restrictive covenant in this Agreement against Employee, or any other person for any reason, shall not constitute a defense to the enforcement by the Company of any other restrictive covenant provision set forth in this Agreement.

22.         Consideration. Employee acknowledges and agrees that the execution by the Company of the Employment Agreement with the Employee constitutes full, adequate and sufficient consideration to Employee for the covenants of Employee under this Agreement.

23.         Notices. All notices required by this Agreement shall be in writing, shall be personally delivered or sent by U.S. Registered or Certified Mail, return receipt requested, and shall be addressed to the signatories at the addresses shown on the signature page of this Agreement.

24.         Acknowledgements. Employee acknowledge(s) that he or she has reviewed this Agreement prior to signing it, that he or she knows and understands the contents, purposes and effect of this Agreement, and that he or she has been given a signed copy of this Agreement for his or her records. Employee further acknowledges and agrees that he or she has entered into this Agreement freely, without any duress or coercion.

25.         Captions. Captions to paragraphs and sections of this Agreement have been included solely for the sake of convenient reference and are entirely without substantive effect.

26.         Counterparts. This Agreement may be executed in counterparts, by facsimile or Adobe Acrobat pdf file each of which shall be deemed an original for all intents and purposes.

[Signatures Appear on the Following Page]

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/s/ Philip Rose

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IN WITNESS WHEREOF, THE UNDERSIGNED STATE THAT THEY HAVE CAREFULLY READ THIS AGREEMENT AND KNOW AND UNDERSTAND THE CONTENTS THEREOF AND THAT THEY AGREE TO BE BOUND AND ABIDE BY THE REPRESENTATIONS, COVENANTS, PROMISES AND WARRANTIES CONTAINED HEREIN.

By:	/s/ Philip Rose	12/17/13
	Employee Signature	Date

Employee Name:	Philip Rose
Employee Address:	1628 Ashford Oaks Ct
Wildwood, MO 63038

XG Sciences, Inc.
3101 Grand Oak Drive
Lansing, MI 48911

By:	/s/ Iris K. Linder	12/16/2013
Date
Name:	Iris K. Linder
Title:	Chair person, Compensation Committee

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EXHIBIT A

Countries Covered Under Definition of Restricted Area in Section 2(d)

The following list of countries is deemed to include any dependent territories or other areas recognized as a constituent country or municipality of each of the countries listed

Asia
Bahrain	Oman
Brunei	Philippines
China (including Hong Kong & Taiwan)	Qatar
Cyprus	Russia
Georgia	Saudi Arabia
India	Singapore
Indonesia	South Korea
Israel	Thailand
Japan	Turkey
Kuwait	United Arab Emirates
Malaysia	Vietnam

Europe
Austria	Latvia
Belgium	Lithuania
Bulgaria	Luxembourg
Croatia	Malta
Cyprus	Monaco
Czech Republic	Montenegro
Denmark	Netherlands
Estonia	Poland
Finland	Portugal
France	Romania
Germany	Slovakia
Greece	Slovenia
Hungary	Spain
Iceland	Sweden
Ireland	United Kingdom
Italy

South America
Argentina	Paraguay
Brazil	Peru
Chile	Uruguay
Columbia	Venezuela
Ecuador

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North America, Central America & Caribbean
Antigua & Barbuda	Honduras
Bahamas	Jamaica
Barbados	Mexico
Belize	Nicaragua
Canada	Panama
Costa Rica	Saint Kitts & Nevis
Dominica	Saint Lucia
Dominican Republic	Saint Vincent and the Grenadines
El Salvador	Trinidad and Tobago
Grenada	United States of America
Guatemala

Africa
Canary Islands
Egypt
Morocco
South Africa

Oceania
Australia
New Zealand

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